EXHIBIT 10(s)

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (the “ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OF AMERICA IN THE ABSENCE OF SUCH REGISTRATION STATEMENT OR AN EXEMPTION FROM REGISTRATION.

THE WARRANTS REPRESENTED BY THIS CERTIFICATE WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BY 5:00 P.M. (TORONTO TIME) ON OR BEFORE THE RELEVANT EXPIRY DATE AND, IN ANY EVENT, NO LATER THAN APRIL 20, 2003.

WARRANTS TO ACQUIRE COMMON SHARES

OF

RADIANT ENERGY CORPORATION

        THIS CERTIFIES THAT, for value received, BOEING CAPITAL SERVICES CORPORATION (the “Holder”) is the registered holder of 116,629 warrants (the “Warrants”) of Radiant Energy Corporation (the “Corporation”) which entitle the Holder to acquire, subject to the terms and conditions set forth in this certificate, one common share (a “Warrant Share”) in the capital of the Corporation for each Option exercised on payment of U.S. $0.86 per Warrant Share (the “Exercise Price”).

1.     Exercise of Warrants

(a)	Exercise.

Subject to the provisions of subsections 1(b) and (c), the Warrants shall be exercisable at any time, whether in whole or in part, on or prior to 5:00 p.m. (Toronto time) on April 20, 2003 (the “Time of Expiry”).

(b)	12.0% Unsecured Debentures.

In the event that the 12.0% Unsecured Debenture of even date herewith in the principal amount of U.S. $250,000 (the “Debenture”) issued by the Corporation to the Holder is repaid, whether in whole or in part, at any time prior to April 20, 2002, the Time of Expiry in respect of a Proportionate Number of Warrants shall be forthwith accelerated to 5:00 p.m. (Toronto time) on the date that is 30 days immediately following such repayment, following which time any such Warrants that have not then been exercised shall be void and of no further force or effect. For purposes of this subsection 1(b), “Proportionate Number of Warrants” shall mean the number of Warrants determined by multiplying 116,629 by a fraction, the numerator of which shall be the amount of principal of the Debenture that is repaid and the denominator of which shall be $250,000.

(c)	Restriction on Exercise.

Notwithstanding the provisions of subsection 1(a), at no time shall the Holder exercise any of the Warrants if, after giving effect to such exercise, the Holder would own greater than 19.94% of the issued and outstanding Common Shares.

(d)	Manner of Exercise.

The right to acquire Option Shares may only be exercised by the Holder before the Time of Expiry by:

(i)	duly completing and executing the Exercise Form attached hereto as Schedule A;

(ii)	remitting a certified cheque, bank draft or money order in lawful money of Canada, payable to or to the order of “RADIANT ENERGY CORPORATION” at par where this warrant certificate is so surrendered, for the aggregate Exercise Price of the Option Shares; and

(iii)	surrendering this certificate to the Corporation at its principal place of business located at 40 Centre Drive, Orchard Park, New York 14127 and the actual receipt thereof by the Corporation.

Upon payment of the Exercise Price in respect of the exercise of the Warrants, the Holder shall be deemed for all purposes to be the holder of record of such Option Shares and the Corporation covenants that it will cause a certificate or certificates representing such Option Shares to be delivered or mailed to the Holder at the address specified in the Exercise Form and cause the Holder to be recorded in its register of shareholders as the holder of the number of Option Shares so purchased within seven days of receipt of all documentation in respect of such exercise. In the event that the Holder exercises less than all of the Warrants represented by this certificate, the Corporation shall deliver a new certificate to the Holder representing the balance of the unexercised Warrants.

Under no circumstances is the Corporation obliged to issue fractional common shares upon exercise of the Warrants.

2.	Adjustment in Shares Subject to the Warrants.

(a)	Subdivision, Consolidation of Shares and other Common Share Reorganizations

In the event the Corporation shall (i) subdivide, redivide or change its outstanding common shares into a greater number of shares, or (ii) consolidate, reduce or combine its outstanding Common Shares into a smaller number of shares, or (iii) issue common shares or securities exchangeable for or convertible into common shares at a conversion price less than the Fair Market Value (in this paragraph (a) referred to as “Exchangeable Securities”) to all or substantially all of the holders of outstanding common shares as a stock dividend or make a distribution on its outstanding common shares payable in common shares or Exchangeable Securities (other than, in each case, the issue of common shares or Exchangeable Securities to holders of outstanding common shares pursuant to the exercise of an option to receive dividends in the form of common shares or Exchangeable Securities in lieu of dividends paid in the ordinary course on the outstanding common shares) (any of such events being referred to as a “Common Share Reorganization”), the Exercise Price shall be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding common shares for the happening of a Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where Exchangeable Securities are issued or distributed, the number of Common Shares that would have been issued had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(b)	Change or Reclassification of Shares, and other Capital Reorganizations

In the event the Corporation shall change or reclassify its outstanding common shares into a different class of securities (other than a Common Share Reorganization), or a consolidation, amalgamation, or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding common shares or a change of the common shares into other shares), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, upon any exercise of its right hereunder to purchase common shares after the effective date of such Capital Reorganization, shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the Holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of common shares that the Holder was theretofore entitled to acquire upon such exercise. If determined appropriate by the board of directors of the Corporation, appropriate adjustments shall be made following any such Capital Reorganization in the application of the provisions set forth herein, with respect to the rights and interest thereafter of the Holder and the adjustments to the Exercise Price and/or number or type of shares, to the end that such provisions shall thereafter correspondingly be made applicable as nearly as may reasonably be possible in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any of the Warrants evidenced hereby.

(c)	Rights Offerings

If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date or if a date of entitlement to receive is otherwise established (any such date being hereinafter referred to in this subsection 2(d) as the “record date”) for the issuance of rights, Warrants or warrants to all or substantially all the holders or the outstanding common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares of the Corporation or securities convertible into or exchangeable for common shares at a price per share or, as the case may be, having a conversion or exchange price per share less than 95% of the Fair Market Value (as hereinafter defined) on such record date, (such event hereinafter referred to as a “Rights Offering”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of common shares outstanding on such record date plus a number equal to the number arrived at by dividing the aggregate subscription or purchase price of the total number of additional common shares offered for subscription or purchase or, as the case may be, the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Fair Market Value, and of which the denominator shall be the total number of common shares outstanding on such record date plus the total number of additional common shares so offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable); common shares owned by or held for the account of the Corporation or any subsidiary of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed.

(d)	Special Distributions

If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of outstanding common shares of: (i) shares of the Corporation of any class other than common shares (other than the issue of shares to holders of common shares pursuant to the exercise of an option to receive dividends in the form of such shares in lieu of dividends paid in the ordinary course on the common shares); (ii) rights, options or warrants to acquire common shares or securities exchangeable for or convertible into common shares (excluding those exercisable for a period expiring not more than 45 days after such record date); (iii) evidences of indebtedness; or (iv) any property or other assets, and if such issuance or distribution does not constitute a dividend paid in the ordinary course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)	the numerator of which shall be:

(1)	the product obtained when the number of common shares outstanding on such record date is multiplied by the Fair Market Value of the common shares on such record date; less

(2)	the fair market value, as determined by action by the directors (whose determination shall be conclusive), to the holders of the common shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution; and

(B)	the denominator of which shall be the product obtained when the number of common shares outstanding on such record date is multiplied by the Fair Market Value of the common shares on such record date.

(e)	Adjustments to Common Share Entitlements

Upon each adjustment of the Exercise Price pursuant to a Common Share Reorganization or Rights Offering, the Holder shall thereafter be entitled to acquire, at the Exercise Price resulting from such adjustment, the number of common shares (calculated to the nearest tenth of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Option Shares which may be acquired hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(f)	Carry Over of Adjustments

No adjustment to the Exercise Price shall be made if the amount of such adjustment shall be less than 1% of the Exercise Price in effect immediately prior to the event giving rise to the adjustment, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 1% of the Exercise Price.

(g)	Notice of Adjustment

Upon any adjustment of the number of common shares comprising the Option Shares and upon any adjustment of the Exercise Price, then and in each such case the Corporation shall give written notice thereof to the Holder, which notice shall state the Exercise Price and the number of shares or other securities subject to the unexercised Warrants resulting from such adjustment, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the request of the Holder there shall be transmitted promptly to the Holder a statement of the firm of independent chartered accountants retained to audit the financial statements of the Corporation to the effect that such firm concurs in the Corporation’s calculation of the change.

(h)	Other Notices

If, at any time:

(i)	the Corporation shall declare any dividend upon its common shares payable in shares or other securities of the Corporation;

(ii)	the Corporation shall offer for subscription pro rata to the holders of its common shares any additional shares of any class or other securities of the Corporation;

(iii)	there shall be any capital reorganization or reclassification of the share capital of the Corporation, or consolidation, amalgamation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation; or

(iv)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, in any one or more of such cases, the Corporation shall give to the Holder (A) at least 10 days’ prior written notice of the record date for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, amalgamation, sale, dissolution, liquidation or winding-up, as the case may be.

(i)	Fair Market Value

For the purposes of any computation hereunder, the “Fair Market Value” at any date shall be the weighted average sale price per share for the common shares of the Corporation for such of the 25 consecutive trading days immediately before such date as not less than 500 common shares have traded on such principal stock exchange or over-the-counter market as the common shares may then be listed or quoted (as the case may be). The weighted average sale price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange during the said 25 consecutive trading days by the total number of such shares so sold.

(j)	Disputes

If a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation) or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the Holder.

(k)	Other Actions

In case the Corporation, prior to the Time of Expiry, shall take any action affecting the outstanding common shares, other than an action described herein, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price or the number of common shares purchasable upon exercise of the Warrants evidenced hereby (or both, as the case may be) shall be adjusted in such manner, if any, and at such time, as the directors in their sole discretion may determine to be equitable in the circumstances.

(l)	Abandonment of Plans

If the Corporation shall set a record date to determine holders of outstanding common shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment in the Exercise Price or the number of common shares purchasable upon exercise of any of the Warrants evidenced hereby shall be required solely by reason of the setting of such record date.

(m)	Deemed Record Date

In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefore the date on which the Rights Offering or Special Distribution is effected.

(n)	Condition Precedent to Adjustment

As a condition precedent to the taking of any action which would require any adjustment in any attribute of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the holder is entitled to receive on the total exercise thereof in accordance with the provisions thereof.

(o)	Dividends Paid in the Ordinary Course

“Dividends paid in the ordinary course” means cash dividends declared payable on the common shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greatest of: (i) 150% of the aggregate amount of cash dividends declared payable by the Corporation on the outstanding common shares in its immediately preceding fiscal year; (ii) 200% of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the outstanding common shares in its three immediately preceding fiscal years; and (iii) 100% of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year.

(p)	No Adjustment and Participation

No adjustment in the Exercise Price or in the number of common shares purchasable upon exercise shall be made in respect of any event described in paragraphs (a), (c) or (d), other than the events referred to in clauses (i) and (ii) of paragraph (a), if the holders of Warrants are entitled to participate in such event on the same terms mutatis mutandis as if such holders had exercised their Warrants prior to or on the effective date or record date of such event.

3.	Shares to be Reserved

The Corporation shall at all times keep available, and reserve if necessary under applicable law, out of its authorized and unissued common shares, solely for the purpose of issue upon the exercise of the Warrants, such number of common shares as shall then be issuable upon the exercise of the Warrants. The Corporation covenants and agrees that all Option Shares so issuable will, upon payment therefor, be duly authorized and issued as fully paid and non-assessable. The Corporation will take all such actions as may be necessary to ensure that all Option Shares may be so issued without violation of any applicable requirements of any exchange upon which the common shares of the Corporation may be listed or in respect of which the common shares are qualified for unlisted trading privileges. The Corporation will take all such actions as are within its power to ensure that all Option Shares may be so issued without violation of any applicable law.

4.	No Rights as a Shareholder

Nothing herein shall, in itself, confer or be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Corporation, or the right to receive dividends and other distributions until such time as the Warrants have been duly exercised.

5.	No Transfer

The Warrants evidenced hereby shall not be assignable or transferable except in accordance with applicable securities laws.

6.	Replacement.

Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this certificate and, if requested by the Corporation, upon delivery of a bond or indemnity satisfactory to the Corporation (or, in the case of mutilation, upon surrender of this certificate), the Corporation will issue to the Holder a replacement certificate (containing the same terms and conditions as this certificate).

7.	Time

Time shall be of the essence hereof.

8.	Governing Law

The laws of the Province of Ontario and the federal laws of Canada applicable therein shall govern the Warrants.

9.	Successors

This certificate shall enure to the benefit of and shall be binding upon the Holder and the Corporation and their respective successors.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal hereto affixed.

DATED at Toronto, Ontario, this 20th day of April, 2001.

RADIANT ENERGY CORPORATION
Per:/s/ Bruce R. Nobles (Authorized Signing Officer)

Schedule A

EXERCISE FORM

TO:        RADIANT ENERGY CORPORATION

        The undersigned hereby irrevocably exercises the right to acquire __________________ common shares of Radiant Energy Corporation (the “Corporation”) (or such number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto) and encloses herewith cash, certified cheque, bank draft or money order, in lawful money of Canada payable to the order of the Corporation in the amount of $ representing the aggregate Exercise Price of the Warrants exercised.

        The common shares (or other securities or property) are to be issued as follows:

Name: ____________________________________________ (Print Clearly)
Address in full: ________________________________________
____________________________________________________
Number of common shares: ______________________________

        DATED this ______ day of ________________, _________.

BOEING CAPITAL SERVICES CORPORATION
Per:__________________________________ (Authorized Signing Officer)
______________________________________ Print full name and title of person signing